                                                                     Exhibit 4.7

                      THIRD JOINDER AND AMENDMENT AGREEMENT

            This Third Joinder and Amendment Agreement (this "Agreement"), dated as of January 28, 2004, to that certain Fourth Amended and Restated Investor Rights Agreement and Second Amended and that certain Second Amended and Restated Stockholders' Agreement referred to below, is made between Stereotaxis, Inc., a Delaware corporation (the "Company"), and the undersigned investors.

            WHEREAS, the Company and certain new and existing investors (the "E-2 Investors") have entered into that certain Series E-2 Stock Purchase Agreement dated as of the date hereof (the "Series E-2 Purchase Agreement"; all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Series E-2 Purchase Agreement) relating to the purchase and sale of shares of the Company's Series E-2 Preferred Stock, par value $.001 per share (the "Series E Preferred"), to the E-2 Investors;

            WHEREAS, the Company and certain of its existing stockholders (the "Existing Stockholders") are parties that certain Fourth Amended and Restated Investor Rights Agreement, dated as of December 17, 2002 (as thereafter supplemented and amended, the "Investor Rights Agreement"), and that certain Second Amended and Restated Stockholders' Agreement, dated as of December 17, 2002, as supplemented by that certain Series D-1 Director Designation dated as of January 29, 2003 (as thereafter supplemented and amended, the "Stockholders' Agreement"), in each case as amended by (i) that certain Joinder and Amendment Agreement dated as of May 27, 2003 and (ii) that certain Second Joinder and Amendment Agreement dated as of December 22, 2003;

            WHEREAS, it is a condition to the closing of the Series E-2 Purchase Agreement that the Company, the E-2 Investors, and the Existing Investors holding a sufficient number of shares to amend the Investor Rights Agreement and the Stockholders' Agreement enter into this Agreement on the terms and conditions set forth herein; and

            WHEREAS, the Existing Stockholders have approved and consented to the Company entering into this Agreement to effect the same, so that the Investor Rights Agreement and the Stockholders' Agreement shall be deemed amended as herein provided.

            NOW THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

            1.    JOINDER TO THE INVESTOR RIGHTS AGREEMENT.

            (a) The parties hereby agree to that upon execution of this Agreement, each of the E-2 Investors shall become (or shall continue to be) a party to the Investor Rights Agreement and shall be included within the meaning of "Holder" thereunder. The shares of Common Stock issued upon conversion of the Series E-2 Preferred and upon exercise of the common stock warrants issued in connection with the Series E-2 Preferred shall be included within the meaning of "Registrable Securities" thereunder.

            (b) The E-2 Investors hereby agree to be bound by the Investor Rights Agreement and to be subject to all of the rights and obligations of a Holder contained therein and herein.

            2.    JOINDER AND AMENDMENT TO THE STOCKHOLDERS' AGREEMENT.

            (a) The parties hereby agree to that upon execution of this Agreement, each E-2 Investor shall become (or shall continue to be) a party to the Stockholders' Agreement and shall be included within the meaning of Stockholder thereunder; provided, however, that in connection with administering the board observer rights in Section 4(b) of the Stockholders' Agreement, the Company reserves the right to exclude such observer from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information, or for other similar reasons.

            (b) The E-2 Investors hereby agree to be bound by the Stockholders' Agreement and to be subject to all of the rights and obligations of a Stockholder contained therein and herein.

            (c) The Stockholders' Agreement is hereby amended to provide that each Stockholder shall agree to take all action necessary, including, without limitation, the voting of his, her or its shares of stock of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Company's Board of Directors, the waiving of notice and the attending of meetings, so as to cause the authorized number Directors to be established at no fewer than ten (10) and no more than eleven (11), with the size initially established at ten (10) Directors, and to elect the EGS Designee, subject to the terms described below. From and after June 30, 2004, EGS Private Healthcare Partnership II, L.P. (or one of its affiliates) collectively and individually, "EGS"), so long as EGS holds shares of Series D-2 Preferred Stock or Series E-2 Preferred Stock, shall have the right to select, designate and have elected a Director (the "EGS Designee") who shall be the additional, eleventh (11th) Director, provided such right shall exist only if the Company has not closed a Senior Preferred Qualifying IPO on or prior to June 30, 2004. Such person shall initially be Abhijeet Lele, unless EGS provides advance notice that another designee shall be so appointed. In the event EGS is entitled to select and designate a director pursuant to this
Section 2(c), the Stockholders shall take, or cause to be taken, all action necessary as described above to cause (i) the authorized number of Directors to be increased from ten (10) to eleven (11) and (ii) the EGS Designee to (A) be elected as a Director in accordance with the terms hereof, in each case within ten (10) business days of the EGS's written request to the Company therefore and
(B) continue to serve so long as EGS owns shares of Series D-2 Preferred Stock, Series E-2 Preferred Stock or Common Stock issued upon the conversion thereof.

            (d) In order to implement the foregoing, the parties acknowledge that immediately prior to or concurrently herewith, the Bylaws of the Company shall have been amended to provide that the number of Directors of the Company shall be established at no fewer than ten (10) and no more than eleven (11) Directors, and that the initial size of the Board shall have been set at 10 by the stockholders of the Company, subject to Section 2(c) above. The Board of Directors shall re-nominate each of the then-current Directors for election to the Board at each subsequent annual meeting of stockholders unless it receives written notice from the person or persons entitled to name a Director pursuant to the Stockholders' Agreement prior to the mailing of any notice of annual meeting that such Director is no longer such party's nominee.

            3. Except as modified by this Agreement, all other provisions of the Investor Rights Agreement and the Stockholders' Agreement remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard the principles of conflicts of law of such state.

            4. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement. This Agreement shall be effective upon the execution and delivery by (i) the Company, (ii) the E-2 Investors, and (iii) Existing Stockholders (including any E-2 Investors who are also Existing Stockholders holding at least (A) fifty percent (50%) of the Voting Securities under the Stockholders' Agreement as of the date hereof, and (B) two-thirds (2/3) of the Registrable Securities under the Investor Rights Agreement as of the date hereof.

            5. For purposes of executing this Agreement, a copy (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement.

                            [Signature Pages follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                  STEREOTAXIS, INC.


                                  By: /s/ BEVIL J. HOGG
                                      ------------------------------------------
                                      Name:   Bevil J. Hogg
                                      Title:  President and Chief Executive
                                              Officer


                                    AMPERSAND 1999 LIMITED PARTNERSHIP
                                    By:    AMP-99 Management Company Limited
                                           Liability Company, its General
                                           Partner


                                      By:
                                         ---------------------------------------
                                           David J. Parker
                                           Managing Member



                                    AMPERSAND 1999 COMPANION FUND LIMITED
                                    PARTNERSHIP
                                    By:  AMP-99 Management Company Limited
                                         Liability Company, its General Partner


                                      By:
                                         ---------------------------------------
                                           David J. Parker
                                           Managing Member



                                    ADVENT HEALTHCARE AND LIFE SCIENCES II
                                    LIMITED PARTNERSHIP
                                    By:  Advent International Limited
                                         Partnership, General Partner
                                      By:  Advent International Corporation,
                                           General Partner

                                      By:  /s/ WILLIAM C. MILLS III
                                           ------------------------------------
                                           William C. Mills III
                                           Vice President

                                  ADVENT HEALTHCARE AND LIFE SCIENCES II
                                  BETEILIGUNG GMBH & CO. KG
                                    By:  Advent International Limited
                                         Partnership, Managing Limited Partner
                                      By:  Advent International Corporation,
                                           General Partner

                                         By: /s/ WILLIAM C. MILLS III
                                            ------------------------------------
                                              William C. Mills III
                                              Vice President


                                  ADVENT PARTNERS HLS II LIMITED PARTNERSHIP
                                    By:  Advent International Corporation,
                                         General Partner

                                    By: /s/ WILLIAM C. MILLS III
                                       -----------------------------------------
                                         William C. Mills III
                                         Vice President


                                  ADVENT PARTNERS LIMITED PARTNERSHIP
                                    By:  Advent International Corporation,
                                         General Partner

                                    By: /s/ WILLIAM C. MILLS III
                                       -----------------------------------------
                                         William C. Mills III
                                         Vice President


                                  ASCENSION HEALTH, as Fiscal Agent and Nominee of certain of its wholly-owned subsidiaries


                                    By: /s/ ANTHONY R. TERSIGNI
                                       -----------------------------------------
                                       Anthony R. Tersigni, Ed.D., FACHE
                                       Chief Operating Officer and Interim CEO

                                  EGS Private Healthcare Partnership, L.P.


                                  By: /s/ ABHIJEET LELE
                                     -------------------------------------------
                                     Name:   Abhijeet Lele
                                     Title:  Managing Director

                                  EGS Private Healthcare Counterpart, L.P.


                                  By: /s/ ABHIJEET LELE
                                     -------------------------------------------
                                     Name:   Abhijeet Lele
                                     Title:  Managing Director


                                  EGS Private Healthcare Partnership II, L.P.
                                    By:  EGS Private Healthcare Associates, LLC
                                         its General Partner

                                      By: /s/ ABHIJEET LELE
                                         ---------------------------------------
                                           Name:   Abhijeet Lele
                                           Title:  Managing Member


                                  EGS Private Healthcare Investors II, L.P.
                                    By:  EGS Private Healthcare Associates, LLC
                                         its General Partner

                                      By: /s/ ABHIJEET LELE
                                         ---------------------------------------
                                           Name:   Abhijeet Lele
                                           Title:  Managing Member


                                  EGS Private Healthcare Canadian Partners, L.P.
                                    By:  EGS Private Healthcare Associates, LLC
                                         its General Partner

                                      By: /s/ ABHIJEET LELE
                                         ---------------------------------------
                                           Name:   Abhijeet Lele
                                           Title:  Managing Member

                                  EGS Private Healthcare Presidents Fund, L.P.
                                    By:  EGS Private Healthcare Associates, LLC
                                         its General Partner


                                      By: /s/ ABHIJEET LELE
                                         ---------------------------------------
                                           Name:   Abhijeet Lele
                                           Title:  Managing Member


                                  ADVANTAGE CAPITAL MISSOURI PARTNERS III, L.P.
                                    By:  Advantage Capital Company MO-GP-III,
                                         L.L.C., its general partner



                                      By: /s/ SCOTT A. ZAJAC
                                         ------------------------------------
                                           Name:
                                           Title:


                                  ADVANTAGE CAPITAL MISSOURI PARTNERS I, L.P.
                                  ADVANTAGE CAPITAL MISSOURI PARTNERS II, L.P.


                                    By: /s/ SCOTT A. ZAJAC
                                       -----------------------------------------
                                         Name:
                                         Title:



                                  A.G.E. INVESTMENTS, INC.



                                    By: /s/ DOUGLAS L. KELLY
                                       -----------------------------------------
                                         Name: Douglas L. Kelly
                                         Title: Director



                                  ALAFI CAPITAL COMPANY, LLC



                                    By: /s/ CHRIS ALAFI
                                       -----------------------------------------
                                         Name: Chris Alafi
                                         Title: Managing Partner

                                  CHRISTOPHER ALAFI, an individual


                                  /s/ CHRISTOPHER ALAFI
                                  ----------------------------------------------
                                    Christopher Alafi


                                  CID EQUITY CAPITAL V, L.P.
                                    By:    CID Equity Partners V,
                                           Its general partner


                                    By:  /s/ JOHN C. ALPLIN
                                       -----------------------------------------
                                           John C. Aplin, General Partner


                                  CID EQUITY CAPITAL VIII, L.P.
                                    By:    CID Equity Partners VIII,
                                           Its general partner


                                    By:  /s/ JOHN C. ALPLIN
                                       -----------------------------------------
                                           John C. Aplin, General Partner


                                 EMERSUB XXXVIII, INC.



                                    By:  /s/ HARLEY M. SMITH
                                       -----------------------------------------
                                       Name:   Harley M. Smith
                                       Title:  Vice President and Secretary

                                  FERI WEALTH MANAGEMENT GMBH (formerly FERI
                                  TRUST GMBH)



                                    By:  /s/ M. STAMMLER      /s/ M. ULOEPPER
                                       -----------------------------------------
                                       Name:  M. Stammler     Dr. M. Uloepper
                                       Title: Partner         Partner


                                  BOME INVESTORS III, L.L.C. III
                                    By:    GATEWAY CAPCO, L.L.C.,
                                           its Attorney-in-Fact

                                      By:  /s/ GREGORY R. JOHNSON
                                         ---------------------------------------
                                           Name:   Gregory R. Johnson
                                           Title:  Member

                                  BOME INVESTORS II, LLC
                                    By:    GATEWAY CAPCO, LLC,
                                           its Attorney-in-Fact

                                      By:  /s/ GREGORY R. JOHNSON
                                         ---------------------------------------
                                           Name:   Gregory R. Johnson
                                           Title:  Member


                                  BOME INVESTORS, INC.
                                    By:    GATEWAY CAPCO, LLC,
                                           its Attorney-in-Fact

                                      By:  /s/ GREGORY R. JOHNSON
                                         ---------------------------------------
                                           Name:   Gregory R. Johnson
                                           Title:  Member

                                  GATEWAY VENTURE PARTNERS III, L.P.
                                    By:    Gateway Associates III, L.P.,
                                           its General Partner

                                      By:  /s/ GREGORY R. JOHNSON
                                         ---------------------------------------
                                      Name:   Gregory R. Johnson
                                      Title:  Member


                                  GRAYSTONE VENTURE DIRECT EQUITY, L.P.
                                    By:    Graystone Venture Partners, LLC,
                                           its general partner


                                      By:  /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                      Name:   Judith Bultman Meyer
                                      Title:  Managing Director

                                  PORTAGE FOUNDERS, L.P.
                                    By:    Portage Venture Partners, L.L.C.,
                                           its General Partner

                                      By:  /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                           Judith Bultman Meyer
                                           Managing Director


                                  PORTAGE VENTURE FUND, L.P.
                                    By:    Portage Venture Partners, L.L.C.,
                                           its General Partner

                                      By:  /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                           Judith Bultman Meyer
                                           Managing Director

                                  SANDERLING VENTURES LIMITED, L.P.
                                  SANDERLING VENTURE PARTNERS II, L.P.
                                  SANDERLING VENTURE PARTNERS IV CO-
                                    INVESTMENT FUND, L.P.
                                  SANDERLING IV BIOMEDICAL CO-INVESTMENT
                                    FUND, L.P.
                                  SANDERLING II LIMITED PARTNERSHIP
                                  SANDERLING VENTURE PARTNERS V CO-INVESTMENT
                                    FUND, L.P.
                                  SANDERLING V BETEILIGUNGS GMBH & CO. KG
                                  SANDERLING V LIMITED PARTNERSHIP
                                  SANDERLING V BIOMEDICAL CO-INVESTMENT
                                    FUND, L.P.
                                  SANDERLING VENTURES MANAGEMENT V



                                      By:  /s/ FRED A. MIDDLETON
                                         ---------------------------------------
                                         Name:  Fred A. Middleton
                                         Title:  General Partner



                                  MITSUBISHI INTERNATIONAL CORPORATION



                                      By:  /s/ MOTOATSU SAKUROI
                                         ---------------------------------------
                                         Name:  Motoatsu Sakuroi
                                         Title: President and CEO



                                  MIC CAPITAL LLC
                                    By:    MC Financial Services Ltd.,
                                           as Manager


                                      By:  /s/ T. ISHIKAWA
                                         ---------------------------------------
                                         Name:  T. Ishikawa
                                         Title: President and CEO

                                  STIFEL CAPCO II, L.L.C.


                                  By: /s/ RONALD KRUSZEWSKI
                                     -------------------------------------------
                                     Name:  Ronald Kruszewski
                                     Title: Manager


                                      /s/ FRED A. MIDDLETON
                                     -------------------------------------------
                                     Fred A. Middleton


                                     -------------------------------------------
                                     Bevil J. Hogg

                                      /s/ RANDALL D. LEDFORD
                                     -------------------------------------------
                                     Randall D. Ledford


                                     -------------------------------------------
                                     Timothy Mills


                                     -------------------------------------------
                                     Matthew A. Howard III, M.D.

                                  PROLOG CAPITAL A, L.P.
                                    By:  Prolog Ventures A, LLC
                                         Its General Partner

                                    By: /s/ GREGORY R. JOHNSON
                                       -----------------------------------------
                                       Name:  Gregory R. Johnson
                                       Title:  A Managing Director


                                  PROLOG CAPITAL B, L.P.
                                    By:  Prolog Ventures B, LLC
                                         Its General Partner

                                    By: /s/ GREGORY R. JOHNSON
                                       -----------------------------------------
                                       Name:  Gregory R. Johnson
                                       Title:  A Managing Director

                                  MITSUBISHI CORPORATION


                                  By: /s/ TSUNECHIKO YANAGIHARA
                                     -------------------------------------------
                                     Name:  Tsunechiko Yanagihara
                                     Title: General Manager
                                            Life Sciences Business Unit

                                  MAYO FOUNDATION FOR MEDICAL EDUCATION
                                  AND RESEARCH


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  SIEMENS AKTIENGESELLSCHAFT



                                  By: /s/ HAMBUECHEN
                                     -------------------------------------------
                                     Name:  Hambuechen
                                     Title: President

                                  JOHNSON & JOHNSON DEVELOPMENT CORPORATION



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  SANDERLING MANAGEMENT LIMITED,
                                  CUSTODIAN, FBO THE INVESTORS OF
                                  SANDERLING VENTURES LIMITED



                                  By: /s/ FRED A. MIDDLETON
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  MIDDLETON-MCNEIL L.P.



                                  By: /s/ FRED A. MIDDLETON
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  STIFEL FINANCIAL CORP.



                                  By: /s/ RONALD KRUSZEWSKI
                                     -------------------------------------------
                                     Name:  Ronald Kruszewski
                                     Title: Chairman, CEO